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                                                                     EXHIBIT 4.1

COMMON STOCK                                                        COMMON STOCK

  NUMBER                                                                  SHARES

                           SYNTAX-BRILLIAN CORPORATION

                         INCORPORATED UNDER THE LAWS OF
                              THE STATE OF DELAWARE

                                      CUSIP 87163L 10 3

THIS IS TO CERTIFY THAT


                                                     SPECIMEN


IS THE REGISTERED HOLDER OF

               FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK
                         OF SYNTAX-BRILLIAN CORPORATION

transferable on the share register of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed or assigned. This certificate and the shares represented hereby are issued and shall have the rights specified hereon and be held subject to all of the provisions of the Certificate of Incorporation and Bylaws of the Corporation and any amendments thereof to all of which the holder of this certificate by acceptance hereof assents.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                             [INCORPORATED GRAPHIC]

SECRETARY                                                CHIEF EXECUTIVE OFFICER



                                                   COUNTERSIGNED AND REGISTERED:

                                                            THE BANK OF NEW YORK
                                                    TRANSFER AGENT AND REGISTRAR



                                       BY
                                         ---------------------------------------
                                                            AUTHORIZED SIGNATURE



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FOR VALUE RECEIVED,
                    ------------------------------------------------------------
                              (fill in the amount for purposes of stamp duty)

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                          (name in full of Transferor)

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                                    (address)

                                                     shares of the capital stock
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represented by the within Certificate, and do hereby irrevocable constitute and appoint
            ---------------------------------------------------------------

as Attorney to transfer said shares on the share register of the within named Corporation with full power of substitution in the premises.

Dated
     ---------------------------

In the presence of:
                                               ---------------------------------
                                                             (Transferor)
--------------------------------------------

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          (2 witnesses sign here)

In the presence of:
                                               ---------------------------------
                                                             (Transferor)
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   (2 witnesses sign here)

Signature(s) Guaranteed:



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THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED FOR SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Brillian Corporation (the "Company") and The Bank of New York, as Rights Agent, dated as of September 2, 2003 and as amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who is or becomes an Acquiring Person (as defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.